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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-87592, No. 33-60369, No. 33-60373 and No. 33-60371) of J. Ray
McDermott, S.A. of our report dated May 19, 1998, except for the fifth and sixth paragraphs of Note 11, as to which the date is June 1, 1998, with respect to the consolidated financial statements of J. Ray McDermott, S.A. included in this Annual Report (Form 10-K) for the year ended March 31, 1998.



                                                     ERNST & YOUNG LLP


New Orleans, Louisiana
June 12, 1998